FOR IMMEDIATE RELEASE                             March 15, 2005

                                                  CONTACT:  Rosemarie Faccone

                                                            Susan Jordan

                                                            732-577-9997

          UNITED MOBILE HOMES, INC. ANNOUNCES RESTATEMENT OF FINANCIAL

            STATEMENTS TO CORRECT ACCOUNTING FOR INTEREST RATE SWAP

                                   AGREEMENTS

     FREEHOLD,  NJ, March 15, 2005......  United Mobile Homes,  Inc.  (AMEX:UMH)

announced  today that following a review of its accounting  treatment of various interest rate swaps, the Company,  in consultation  with its external  auditors,

KPMG LLP, has determined  that it is necessary to restate its previously  issued financial statements for periods ending on or prior to September 30, 2004. In an ongoing  review of its  accounting  policies,  the Company  determined  that the accounting  for certain of its interest rate swaps did not comply with generally accepted accounting principles in the U.S. (GAAP).  Although management believes the  substance of the interest  rate swaps  achieved the original  objectives of converting  certain  variable rate debt to effectively  fixed rate  obligations,

certain  technical   documentation   requirements  for  hedge  accounting  under

Financial  Accounting  Standards  Board (FAS)  Statement No. 133 "Accounting for

Derivative Instruments and Hedging Activities" and related  interpretations were not met.

     Historically,  the Company  treated  these  interest rate swaps as embedded derivatives and did not separately recognize the fair value of these derivatives as an asset/liability in the Company's  consolidated  financial statements.  The

Company  disclosed  these  borrowings  as fixed rate  obligations.  Since  these transactions  do not qualify for hedge  accounting  under FAS Statement No. 133,

the Company must record the fair value of the derivatives as an  asset/liability and the  changes in fair  value as an  income/expense  in the  period  that such changes  occurred.  KPMG LLP is in the process of completing their 2004 audit of the Company's consolidated financial statements. Management estimates that these non-cash  adjustments  have the effect of decreasing net income by approximately

$531,000  for the year ended  December  31,  2002 and  increasing  net income by approximately  $390,000 for the year ended December 31, 2003. The impact of this accounting  change for the nine months ended  September  30, 2004 is to increase net income by approximately $249,000. There is no effect on historical or future net cash flows provided by operating activities.

     The restated  financial  statements  for the two year period ended December

31, 2003, the four quarters of 2003 and the first three quarters of 2004 will be reflected in the  Company's  2004 Annual Report on Form 10-K.  Accordingly,  the

financial statements and the related independent  auditors' reports contained in the Company's prior filings with the Securities and Exchange  Commission  should no longer be relied upon.

     Due to this  restatement,  the  Company  does not  expect  to file its 2004

Annual  Report  on Form  10-K  by  March  16,  2005.  The  Company  will  file a

Notification  of Late  Filing on Form 12b-25 with the  Securities  and  Exchange

Commission today in connection with this delay.

     United Mobile Homes,  Inc., a publicly-owned  real estate investment trust,

owns and operates  twenty-seven  manufactured  home  communities  located in New

Jersey, New York,  Pennsylvania,  Ohio and Tennessee.  In addition,  the Company owns a portfolio of REIT securities.

     This press release contains various "forward-looking statements" within the meaning of the Securities  Act of 1933 and the Securities  Exchange Act of 1934,

and the Company intends that such  forward-looking  statements be subject to the safe harbors created  thereby.  The words "may",  "will",  "expect",  "believe",

"anticipate",   "should",   "estimate",   and   similar   expressions   identify

forward-looking   statements.   These  forward-looking  statements  reflect  the

Company's  current views with respect to future events and finance  performance,

but are based upon  current  assumptions  regarding  the  Company's  operations,

future results and prospects,  and are subject to many uncertainties and factors relating to the Company's  operations and business  environment  which may cause the actual  results of the Company to be  materially  different  from any future results expressed or implied by such forward-looking statements.

     Such factors include, but are not limited to, the following: (i) changes in the general economic climate; (ii) increased competition in the geographic areas in which the Company owns and operates  manufactured housing communities;  (iii)

changes  in  government  laws and  regulations  affecting  manufactured  housing communities;  and (iv) the  ability of the  Company  to  continue  to  identify,

negotiate and acquire  manufactured housing communities and/or vacant land which may be developed into manufactured housing communities on terms favorable to the

Company.  The Company  undertakes no obligation to publicly update or revise any forward-looking  statements  whether  as a  result  of new  information,  future events, or otherwise.